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                                                                     EXHIBIT (9)



                                                                October 12, 1998



MONY Life Insurance Company of America


1740 Broadway


New York, New York 10019



Gentlemen:



     In my capacity as Vice President and Deputy General Counsel of The Mutual Life Insurance Company of New York, I have supervised the preparation and review of the Registration Statement on Form N-4 (Registration No. 333-59717) filed by MONY Life Insurance Company of America ("MONY America") with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of individual flexible payment variable annuity contracts ("Contracts") to be issued by MONY America, the purchase payments for which may be allocated by purchasers of the Contracts to MONY America Variable Account A ("Account"). I am familiar with the establishment of the Account by the Board of Directors of MONY America on March 27, 1987 as a separate account under the laws of the State of Arizona.



     My opinion is as follows:



          1. MONY America has been duly organized under the laws of the State of Arizona, is a validly existing corporation, and has been duly authorized to issue the Contracts.



          2. The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of Arizona law.



          3. The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business MONY America may conduct.



          4. The Contracts, when issued as contemplated by the Registration Statement, will be legal, validly issued, and binding obligations of MONY America in accordance with their terms.



     In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.



     I hereby consent to the filing of this opinion as an exhibit to the Pre-Effective Amendment No. 1 to the Registration Statement and to the reference to it under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                               Very truly yours,



                                          /s/ EDARD P. BANK


                                          Edward P. Bank


                                          Vice President and Deputy General
                                          Counsel